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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated October 23, 1995 on PaineWebber Tactical Allocation Fund (formerly Mitchell Hutchins/Kidder, Peabody Asset Allocation Fund), in this Registration Statement (Form N-1A 33-39659) of Mitchell Hutchins/Kidder, Peabody Investment Trust.




                                          ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP


New York, New York
December 29, 1995






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